EMPLOYMENT AGREEMENT

                                       FOR

                                  WAYNE MURPHEY

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 19th day of April, 2000, by and between YouTicket.com, inc., a Nevada corporation (the "Company" or "Employer") and WAYNE MURPHEY, an individual ("Murphey" or "Employee").

                                    RECITALS

     WHEREAS, the Company is interested in hiring a seasoned corporate professional to serve as its Vice President of Operations; and

     WHEREAS, Employee is a seasoned corporate professional who is interested in working for the Company as its Vice President of Operations; and

     WHEREAS, the Company is desirous of hiring Employee and Employee is desirous of being employed by the Company as its Vice President of Operations, upon the terms, covenants and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Employee agree as follows:

                                    AGREEMENT

     1. RECITALS. The above-listed Recitals are incorporated into this Agreement in their entirety and expressly made a part hereof.

     2. POSITION AND TITLE. The Employer will employ the Employee as the Vice President of Operations for the Company. Employee shall report directly to the President of the Company. The Employee will act as a senior executive of the Company with such duties and responsibilities as are consistent with that position and as assigned to the Employee by the President of the Company, including, but not limited to: (a) administration of the various departments of the Company; (b) supervising the overall operations of the Company; (c) increasing the Company's product offerings; and (d) maintaining and improving the Company's internet website. The Employee will perform his responsibilities principally from an office located in Las Vegas, NV, provided that he will travel to other locations, from time to time, as required for the full and proper performance of his duties and responsibilities.

     3. ELECTION TO THE COMPANY'S BOARD OF DIRECTORS. Within ninety (90) days of Employees hire date, the Board of Directors of the Company will recommend to the Company's shareholders that Employee be elected to serve as a member of the Company's Board of Directors. It should be specifically noted, however, that the Company's obligation to make a recommendation to the shareholders that Employee be elected to serve on the Company's Board of Directors is not to be construed as an ongoing obligation on the part of the Company to maintain Employee as a member of the Company's Board of Directors. If the Employee is terminated or resigns under his employment agreement then he is also terminated as a director.

     4. TERM. This Agreement shall be valid for a period of one (1) year, specifically commencing on May 1, 2000 and continuing through and including April 30, 2001 (the "Term"). The Term shall automatically extend for five (5) successive one (1) year periods, unless either party provides the other with written notice of their intent not to have the Term so extended, thirty (30) days prior to the termination of the then current term

     5. COMPENSATION.

     (a) Salary. As compensation for providing the services required of Employee under this Agreement, the Company shall pay Employee a salary of Thirty Six Thousand Dollars ($36,000.00) per annum (the "Base Salary"), payable every other week in equal installments. Employees annual Base Salary shall be automatically increased to Eighty Four Thousand Dollars ($84,000.00) in the event the Company is successful in consummating a new capital infusion or date during the Term of this Agreement, to the Company of at least $500,000.

     (b) Stock Options. Simultaneous with the execution of this Agreement, the Company shall issue Employee an option to purchase an aggregate of 300,000 shares of the Company's Common Stock in the form attached hereto as Exhibit 1 (the "Option").

     (c) Vacation/Sick Days. Employee shall be eligible for fifteen (15) business days of paid vacation benefits each employment year, accrued on a pro rata basis, together with that number of personal sick days and standard holidays as are afforded to an employee of his status under the Company's current policies.

     (d) Expense Reimbursement. The Company shall reimburse Employee for those expenses incurred by him in connection with the performance of his duties on behalf of the Company that are in accordance with the Company's expense reimbursement procedures currently in place; provided, that such expenses are reasonable for an executive of Employees status and are appropriately documented.

     (e) Automobile Allowance. The Company shall pay Employee an automobile allowance of $500.00 per month.

     (f) Insurance. Employee shall be paid a medical and dental insurance allowance of $500 per month until such time as the Company establishes its own similar medical and dental plan, at which time the Company will provide the same to Employee and his immediate family at no cost to him.

     (g) Cellular Telephone. The Company will reimburse Employee for business related cellular telephone calls and for reasonable standard monthly cellular telephone fees.

     6. TERMINATION.

     (a) Termination Without Cause.Either party may terminate this Agreement and Employee's respective employment hereunder, without cause, by providing the other party with thirty (30) days prior written notice of such intention.

     (b) Termination With Cause. Employee's employment may be terminated with cause, effective upon delivery of written notice to Employee given at any time (without any necessity for prior notice) if any of the following shall occur:
(i) By mutual agreement of the parties; (ii) On the last day of the month in which Employee dies or becomes permanently incapacitated. (For purposes of this paragraph, "permanent incapacity" shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Employees regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Employee unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Employee shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Employee is permanently incapacitated and so notifies Employee; (iii) a material breach of this Agreement by Employee; and/or (iv) any material acts or events which inhibit Employee from fully performing his responsibilities to the Company in good faith, such as (a) a felony criminal conviction; (b) any other criminal conviction involving Employees lack of honesty or moral turpitude; (c) drug or alcohol abuse; or (d) acts of dishonesty, gross carelessness or gross misconduct.

     (c) Severance Pay. If the Employee's employment hereunder is terminated without cause (except in the event of the termination of Employee's employment due to a change of voting control, which is discussed in Paragraph (d), below), the Employer shall pay Employee a lump sum payment on the date of such termination equal to: one months' Base Salary (to be determined by the actual salary Employee is being paid at the time of termination), car allowance, insurance allowance, plus reimburse Employee for any accrued but unused vacation days up through the date of termination. Employee shall not be entitled to any such severance pay in the event Employee is terminated with cause.

     If Employee is terminated without cause as a direct result of a change in voting control in the Company, which for purposes of this Agreement shall be defined as a change in ownership of 51% or more of the voting stock, other than through a public offering or subsequent secondary offerings, then the Company shall: (1) immediately vest all outstanding options identified in Paragraph 5(b); and (2) pay Employee a lump sum payment on the date of termination equal to: six (6) months' Base Salary (to be determined by the actual salary Employee is being paid at the time of termination), car allowance, insurance allowance and any incurred but unpaid expenses described in Paragraphs 5(d) and 5(g).

     7. NON-COMPETITION. Except in furtherance of the business of the Employer and as specifically provided in this Agreement, Employee shall not during the Term of this Agreement, on his own behalf or on behalf of any other person, company, corporation, partnership or other entity or enterprise (collectively "Person") directly or indirectly perform any of the following acts: (a) divert or use the resources of the Employer or its affiliates to or for any other Person; (b) divert or use a business opportunity of the Employer or its affiliates to or for any other Person; (c) solicit any employees, agents or consultants of the Employer or its affiliates to terminate their business relationship with the Employer or its affiliates or to cause or encourage them to substantially alter their business relationship with the Employer or its affiliates; or (d) for any business purpose, solicit or otherwise communicate with any client of the Employer or its affiliates or with any Person that is a reasonably potential client of the Employer or its affiliates, with the intention of hurting the relationship between that client and the Employer. It should be noted these prohibitions shall survive for a period of one (1) year from the date of Employee's last date of employment with the Company, provided the Company pays Employee a lump sum equal to one year's Base Salary.

     8. CONFIDENTIALITY. The Employee acknowledges that in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of special and unique nature and value relating to such matters as the Employer's and its affiliates trade secrets, systems, procedures, manuals, confidential reports and lists of clients, as well as the nature and type of services rendered by the Employer and its affiliates, and the equipment and methods used by the Employer and its affiliates ("Confidential lnformation"). As a material inducement to the Employer to enter into this Agreement, and to pay to the Employee the compensation referred to in this Agreement, Employee covenants and agrees that he shall not, at any time during or following the Term of this Agreement and Employee's respective employment hereunder, directly or indirectly, divulge or disclose, for any purpose whatsoever (other than in the course of his employment duties where warranted), any of such Confidential Information which has been obtained by or disclosed to him as a result of, Employee's employment by the Employer. In the event of a breach or threatened breach by the Employee of any of the provisions of this
Section 8, the Employer and its affiliates, in addition to and not in limitation of any other rights, remedies or damages available to the Employer and its affiliates at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Employee, or by Employee's partners, agents, representatives, servants, employers, employees and/or any all persons directly or indirectly acting for or with him.

     The Employee acknowledges that, in and as a result of his employment hereunder, he will acquire Confidential Information about the clients of the Employer and its affiliates. Employee covenants and agrees that he shall not, at any time during or following the Term of this Agreement and Employee's respective employment hereunder, directly or indirectly, divulge or disclose, for any purpose whatsoever (other than in the course of his employment duties where warranted) any Confidential Information about the client, which has been obtained by or disclosed to him as a result of his employment with the Employer.

     It should be noted that Confidential Information does not include any items which: (i) prior to disclosure, is known to the public; (ii) after disclosure, becomes known to the public or otherwise ceases to be a trade secret, through no act or omission of the Employee in violation of this Agreement; (iii) is required to be disclosed pursuant to applicable laws, rules or regulations or government requirement or court order (provided, however, that Employee shall promptly advise the Employer of its notice of any such requirement or order);
(v) is already rightfully in the Employee's possession at the time of disclosure; (vi) is independently developed by or for the Employee; or (vii) is received by the Employee from another person or entity whom the Employee reasonably believes is not obligated to the Employer to keep the same confidential.

     9. INVENTIONS AND OTHER INTELLECTUAL PROPERTY. The Employee hereby agrees that all right, title and interest in and to all of the Employee's "Discoveries" and work product made during the Term of this Agreement related to the business of the Employer or its affiliates, whether pursuant to this Agreement or otherwise, shall belong solely to the Employer and its affiliates, whether or not they are protected or protectable under applicable patent, trademark, service mark, copyright or trade secret laws. For purposes of this Section 9, "Discoveries" means all inventions, designs, discoveries, improvements and works of authorship, including, without limitation, any information relating to the Employer's, and its affiliates' know-how, processes, designs, computer programs and routines, formulae, techniques, developments or experimental work, or work-in-progress made or conceived or reduced to practice by the Employer. The Employee agrees that all work or other material containing or reflecting any Discoveries and work product shall be deemed to be work made for hire and shall be owned by the Employer and its affiliates without further consideration. If it is determined that any works not works made for hire, the Employee hereby assigns to the Employer and its affiliates all of the Employee's right, title and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Discoveries or work product. The Employee covenants that he shall keep the Employer and its affiliates informed of the development of all Discoveries or work product made, conceived or reduced to practice by the Employer and its affiliates, in whole or in part, alone or with others, which either result from any work the Employee may do for, or at the request of, the Employer and its affiliates, or are related to the Employer's and its affiliates present or contemplated activities, investigations, or obligations. The Employee further agrees that at the Employer's and its affiliates request and expense, he will execute any assignments or other documents necessary to transfer any such Discoveries or work product to the Employer and its affiliates and to cooperate with the Employer and its affiliates or its nominee in perfecting the Employer's and its affiliates' title (or the title of the Employer's or its affiliates nominee) in such materials. Employee grants the Employer and its affiliates a permanent, non-exclusive, paid-up and worldwide license for any and all of Employee's intellectual property rights in any Discoveries or work product that is delivered to the Employer and its affiliates by the Employee in connection with the performance of services for the Employer and its affiliates to use, have used, make, have made, sell and have sold such Discoveries and reproduce in quantities, prepares derivative works and publicly display and distribute such work product.

     10. SUCCESSORS; BINDING AGREEMENT. The Employer will use its commercially reasonable best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession, however, shall not be a breach of this Agreement.

     Employee shall not have the right to assign any obligation or benefit under this Agreement to any person. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees. If the Employee should die or is legally incapacitated while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

     11. RETURN OF PROPERTY. Upon the termination of this Agreement and the respective employment of Employee contemplated hereunder, by the natural elapse of time or otherwise, all property (including, but not limited to, keys, records, notes, data, memoranda, models, credit cards and equipment) that is in the Employee's possession or under the Employee's control, which is the property of the Company or related to Company will be immediately returned to Company by Employee or destroyed at the direction of the Company, which destruction will be certified by Employee.

     12. INDEMNIFICATION. Employee is entitled to the rights of indemnification available to officers and directors under the corporation law of the state of incorporation of the Company and, if any, the provisions of the certificate of incorporation and by-laws of the Company. To this end, simultaneous with the execution of this Employment Agreement, the Company will enter into a more formal Indemnification Agreement with Employee in substantially the same format as is attached hereto on Exhibit 2. If the Company obtains director and officer liability insurance or similar insurance coverage it will provide that Employee will be covered thereunder at all times during which Employee is a director or an officer of the Company.

     13. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         if to the Employee:        Wayne Murphey
                                    3695 Calico Brook Court
                                    Las Vegas, NV  89147

         if to the Employer:        YouTicket.com Inc.
                                    4420 S. Arville, Suite 13 and 14
                                    Las Vegas, NV  89103

         with a copy to:            Andrew Hudders
                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, NY  10016

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14. ARBITRATION. Any disputes between Employee and the Company arising out of this Agreement or Employees employment by the Company including but not limited to alleged violations of federal, state and/or local statutes (for example, claims for discrimination including but not limited to discrimination based on race, sex, sexual orientation, religion, national origin, age, marital status, handicap or disability; and claims relating to leaves of absence mandated by state or federal law), breach of any contract or covenant (express or implied), tort claims, violation of public policy or any other alleged violation of Employees statutory, contractual or common law rights (and including claims against the Company's officers, Directors, employees or agents), which Employee and the Company or other party are unable to resolve through direct discussion, regardless of the kind or type of dispute (excluding claims for workers' compensation, unemployment insurance and any solely monetary dispute within the jurisdiction of small claims court) shall be decided exclusively by conclusive and binding arbitration in the State of Nevada in accordance with the American Arbitration Association's ("AAA") Employment Dispute Resolution Rules (the "Rules"). Except for those claims specifically excluded from coverage under this arbitration provision, Employee and the Company hereby waive the right to pursue any claims, including but not limited to employment termination-related claims, through civil litigation outside the arbitration procedures of this provision, unless otherwise required by law. Employee and the Company each have the right to be represented by counsel with respect to arbitration of any dispute pursuant to this paragraph. Each party shall have the right to take depositions, make requests for production of documents to any person or entity, and to subpoena witnesses and documents for the arbitration. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. The arbitrator shall be selected by agreement between Employee and the Company, but if they do not agree on the selection of an arbitrator within 30 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the Rules. Each party shall pay its own expenses for the arbitration and the fee and expenses of the arbitrator shall be shared equally.

     15. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the state of Nevada without reference to the principles governing conflict of laws applicable in that or any other jurisdiction.

     16. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Employer. No waiver by either party hereto at any time of any breach by the other hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

     17. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     19. CONSTRUCTION. It will be an irrefutable presumption that this Agreement was drafted by both the Company and the Employee. The parties hereto also acknowledge the ability and opportunity to have this Agreement reviewed by independent counsel of their own choosing prior to signing.

     IN WITNESS WHEREOF, the parties hereby acknowledge their acceptance of each and every term and condition contained in this Agreement by affixing their signatures below the date and year first above written.

EMPLOYEE:                                            COMPANY:




/s/ Wayne Murphey                                   /s/ Leanna Sidhu
----------------------                              ----------------------
By:  Wayne Murphey                                  By:      Leanna Sidhu
                                                    Its:     President

                                    EXHIBIT 1

                         FORM OF STOCK OPTION AGREEMENT

                                                     EXHIBIT 2

                                         FORM OF INDEMNIFICATION AGREEMENT